Exhibit 3.1

AMENDED AND RESTATED BYLAWS

of

TGC INDUSTRIES, INC.

[as amended May 27, 2008]

AMENDED AND RESTATED BYLAWS

of

TGC INDUSTRIES, INC.

[as amended May 27, 2008]

i

Sec. 4:2.	Waiver of Notice	7

ARTICLE V OFFICERS		7

Sec. 5:1.	Number and Qualification	7
Sec. 5:2.	Term and Compensation	7
Sec. 5:3.	Removal; Vacancies	7
Sec. 5:4.	Authority	7
Sec. 5:5.	Chairman of the Board	8
Sec. 5:6.	President	8
Sec. 5:7.	Vice President	8
Sec. 5:8.	Secretary	8
Sec. 5:9.	Treasurer	8

ARTICLE VI CERTIFICATES OF STOCK		9

Sec. 6:1.	Certificates	9
Sec. 6:2.	Issuance	9
Sec. 6:3.	Payment for Shares	9
Sec. 6:4.	Pre-Emptive Rights	10
Sec. 6:5.	Lien	10
Sec. 6:6.	Lost, Stolen, or Destroyed Certificates	10
Sec. 6:7.	Registered Owner	10
Sec. 6:8.	Transfer of Shares	10

ARTICLE VII EXECUTIVE COMMITTEE		11

Sec. 7:1.	Designation; Authority; Responsibility	11
Sec. 7:2.	Procedure; Removal; Vacancies	11
Sec. 7:3.	Meetings; Quorum; Majority Vote	11
Sec. 7:4.	Action Without Meeting	11

ARTICLE VIII MISCELLANEOUS PROVISIONS		12

Sec. 8:1.	Notice	12
Sec. 8:2.	Tax Year and Seal	12
Sec. 8:3.	Checks and Notes; Books and Records	12
Sec. 8:4.	Resignation	12
Sec. 8:5.	Interested Directors, Officers, and Shareholders	13
Sec. 8:6.	Indemnification	13
Sec. 8:7.	Dividends and Reserves	16
Sec. 8:8.	Purchase Own Shares	16
Sec. 8:9.	Annual Statement	16
Sec. 8:10.	Construction	16
Sec. 8:11.	Amendment of Bylaws	16

ii

AMENDED AND RESTATED BYLAWS

of

TGC INDUSTRIES, INC.

[as amended May 27, 2008]

ARTICLE I

OFFICES

Sec. 1:1.                             Registered Office and Agent.  The registered office of the corporation in the State of Texas is 350 N. St. Paul, Dallas, TX  75201.  The name of the registered agent at such address is CT Corporation System.

Sec. 1:2.                             Other Offices.  The corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

SHAREHOLDERS

Sec. 2:1.                             Place of Meetings.  All meetings of the shareholders for the election of directors are to be held at such time and place, within or without the State of Texas, as is stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Sec. 2:2.                             Annual Meetings.  An annual meeting of the shareholders shall be held on the first Tuesday of June of each year (or such other date as may be set by resolution of the Board of Directors).  If such day is a legal holiday, then the meeting is to be on the next secular day following.  At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

Sec. 2:3.                             Special Meetings.  Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, by the Articles of Incorporation, or by these Bylaws, may be called by the President, the Board of Directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meetings.  Business transacted at a special meeting is to be confined to the objects stated in the notice of meeting.

Sec. 2:4.                             Notice.  Written or printed notice stating the place, day, and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice will be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at such shareholder’s address as it appears on the stock transfer books of the corporation.

Sec. 2:5.                          Order of Business at Meetings.  The order of business at annual meetings and so far as practicable at other meetings of shareholders will be as follows unless changed by the Board of Directors:

(A)                              Call to order

(B)                                Proof of due notice of meeting

(C)                                Determination of quorum and examination of proxies

(D)                               Announcement of availability of voting list

(E)                                 Announcement of distribution of annual statement

(F)                                 Reading and disposing of minutes of last meeting of shareholders

(G)                                Reports of officers and committees

(H)                               Appointment of voting inspectors

(I)                                    Unfinished business

(J)                                   New business

(K)                               Nomination of directors

(L)                                 Opening of polls for voting

(M)                            Recess

(N)                               Reconvening; closing of polls

(O)                               Report of voting inspectors

(P)                                 Other business

(Q)                               Adjournment

Sec. 2:6.                          Quorum.  The holders of a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of shareholders.  If a quorum is not represented in person or by proxy at a meeting of the shareholders, the shareholders entitled to vote thereat, represented in person or by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is represented in person or by proxy.  At such adjourned meeting at which a quorum is represented in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally notified.

Sec. 2:7.                          Majority Vote; Withdrawal of Quorum.  When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, will decide any question brought before such meeting; unless the question is one upon which, by express provisions of the statutes, of the Articles of Incorporation, or of these Bylaws, a different vote is required in which case such express provisions will govern and control the decision of such question.  The shareholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Sec. 2:8.                          Method of Voting.  Each outstanding share, regardless of class, will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation and except as otherwise provided in the Texas Business Corporation Act.  A shareholder may vote either in person or by proxy executed in writing by the shareholder or by such shareholder’s duly authorized attorney-in-fact.  No proxy will be valid after eleven months from the date of its execution unless otherwise provided in the proxy.  A proxy will be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.  Each proxy is to be filed with the Secretary of the corporation prior to or at the time of the meeting.  Any vote may be taken orally or by show of hands unless someone entitled to vote objects in which case written ballots are to be used.

Sec. 2:9.                             Election of Directors.  Directors are to be elected by plurality vote.  Cumulative voting is not permitted.

Sec. 2:10.                       Voting List.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of each and the number of voting shares held by each, which list, for a period of ten days prior to such meeting, is to be kept on file at the registered office of the corporation and is to be subject to inspection by any shareholder at any time during usual business hours.  Such list is to be produced and kept open at the time and place of the meeting and will be subject to the inspection of any shareholder during the whole time of the meeting.

Sec. 2:11.                       Record Date; Closing Transfer Books.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books will be closed for a stated period not to exceed sixty days.  If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books are to be closed for at least ten days immediately preceding such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or the determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, will be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination will apply to any adjournment thereof except when the determination has been made through the closing of stock transfer books, and the stated period of closing has expired. Notwithstanding what is stated above, at any time during which any securities of the corporation are listed on the American Stock Exchange, the transfer books of the corporation cannot be closed for any purpose.

Sec. 2:12.                       Action Without Meeting.  Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of the shareholders of the corporation,

or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent will have the same force and effect as a unanimous vote of the shareholders.  Any such signed consent, or a signed copy thereof, is to be placed in the minute book of the corporation.  Further, but subject to the provisions required or permitted for notice of meetings, the shareholders may participate in and hold a meeting of such shareholders by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision will constitute presence in person at such meeting except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE III

DIRECTORS

Sec. 3:1.                             Management.  The business and affairs of the corporation are to be managed by the Board of Directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not (by statute or by the Articles of Incorporation or by these Bylaws) directed or required to be exercised by, or done or reserved to, the shareholders.

Sec. 3:2.                             Place of Meetings.  Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

Sec. 3:3.                             Regular Meetings; Notice.  Regular meetings of the Board of Directors are to be held without notice immediately following the annual meeting of shareholders and at the same place unless (by unanimous consent of the directors then elected and serving) such time or place is changed.

Sec. 3:4.                             Special Meetings; Notice.  Special meetings of the Board of Directors may be called by the President on three days’ notice to each director either personally or by mail or telegram.  Special meetings shall be called by the President or Secretary in like manner and on like notice in response to the written request of any two directors.  Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting unless required by these Bylaws. Attendance of a director at a meeting will constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Sec. 3:5.                             Quorum; Majority Vote.  A majority of the number of directors fixed by these Bylaws will constitute a quorum for the transaction of business.  The act of the majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors unless the act of a greater number is required by the Articles of Incorporation or these Bylaws.  If a quorum is not present at a meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Sec. 3:6.                             Number; Qualification; Election; Term.  The Board of Directors will consist of not less than one nor more than nine directors (none of whom need be shareholders or residents of the State of Texas).  The directors are to be elected at the annual meeting of shareholders except as hereafter provided. At any such time as the Board of Directors shall consist of nine (9) directors, the Board of Directors may by resolution classify the Board into three (3) classes, each class to consist of three (3) directors.  The term of office of directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the third annual meeting after their election.  At each annual meeting after such classification the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting.  Unless removed in accordance with the provisions of these Bylaws, each director will hold office for the term for which such director is elected and until such director’s successor has been elected and qualified.

Sec. 3:7.                             Change in Number.  The number of directors may be increased or decreased (within the limits stated in Sec. 3:6 above) by resolution of the Board of Directors, but no decrease may have the effect of shortening the term of any incumbent director.  Any directorship to be filled by reason of an increase in the number of directors is to be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Sec. 3:8.                             Removal.  A Director may be removed prior to the end of the term for which he is elected only for cause at a special or annual meeting of shareholders by the affirmative vote of the holders of eighty percent (80%) or more of the issued and outstanding shares of the Corporation if notice of intention to act upon such matter has been given in the notice calling such meeting.

Sec. 3:9.                             Vacancies.  Any vacancy occurring in the Board of Directors (by death, resignation, removal, or otherwise) may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.  A director elected to fill a vacancy is to be elected for the unexpired term of such director’s predecessor in office.

Sec. 3:10.                       Procedure.  The Board of Directors shall keep regular minutes of its proceedings.  The minutes are to be placed in the minute book of the corporation.

Sec. 3:11.                       Compensation.  By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director.  No such payment will preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of the executive committee or of special or standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

Sec. 3:12.        Action Without Meeting.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors.  Such consent will have the same force and effect as a unanimous vote at a meeting.  Any such signed consent, or a signed copy thereof, is to be placed in the minute book of the corporation.  Further, but subject to the provisions required or permitted for notice of meetings, the directors may participate in and hold a meeting of such directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision will constitute presence in person at such meeting except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IV

NOTICES

Sec. 4:1.          Method of Notice.  Whenever by law, the Articles of Incorporation, or these Bylaws, notice is required to be given to any committee member, Director, or shareholder, it shall not be construed to mean personal notice, but any such notice may be given (i) in writing, by mail, postage prepaid, addressed to such member, Director or shareholder at his address as it appears on the records of the Corporation,  (ii) on consent of any committee member, Director or Shareholder, by electronic transmission; or (iii) any other method permitted by law (including, but not limited to, by telegram, telex, cablegram and, in the case of Directors, by telephone).

Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid.  Any notice required or permitted to be given by telegram, telex or cablegram shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

Subject to the provisions of Articles 2.25-1 and 2.37 of the Texas Business Corporation Act, notice by electronic transmission is deemed given when the notice is: (i) transmitted to a facsimile number provided by the committee member, Director, or shareholder for the purpose of receiving notice; (ii) transmitted to an electronic mail address provided by the committee member, Director, or shareholder for the purpose of receiving notice; (iii) posted on an electronic network and a message is sent to the committee member, Director, or shareholder at the address provided by him or her for the purpose of alerting him or her of a posting; or (iv) communicated to the committee member, Director, or shareholder by any other form of electronic transmission consented to by the committee member, Director, or shareholder.

The committee member, Director, or shareholder may specify the form of electronic transmission to be used to communicate notice.  The committee member, Director, or shareholder may revoke this consent by written notice to the Corporation.  The consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices and the secretary of the Corporation or other person responsible for delivering the notice on behalf of the Corporation knows that the delivery of these two electronic transmissions was unsuccessful.  The inadvertent failure to treat the unsuccessful transmissions as  a revocation of the committee member, Director or shareholder’s consent does not invalidate a meeting or other action.

Sec. 4:2.          Waiver of Notice.  Whenever any notice is required to be given under the provisions of law, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Sec. 5:1.          Number and Qualification.  The officers of the corporation shall consist of a Chairman of the Board, a President, a Vice-President, a Secretary and a Treasurer, to be elected by the Board of Directors on the expiration of an officer’s term or whenever a vacancy exists.  The corporation may also have such other officers including additional vice-presidents and agents as the Board of Directors may deem necessary, each of whom may be elected by the Board at any meeting.  Any two or more offices may be held by the same person.  No officer or agent need be a shareholder, a director, or a resident of the State of Texas.

Sec. 5:2.          Term and Compensation.  Unless otherwise specified by the Board at the time of election or appointment or in an employment contract approved by the Board, each officer’s and agent’s term is to end at the first meeting of directors held after the next annual meeting of the shareholders.  Such officer or agent shall serve until the end of such person’s term or, if earlier, such person’s death, resignation, or removal.  The compensation of officers and agents is to be fixed from time to time by the Board of Directors.

Sec. 5:3.          Removal; Vacancies.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent will not of itself create contract rights.  Any vacancy occurring in any office of the corporation (by death, resignation, removal, or otherwise) may be filled by the Board of Directors.

Sec. 5:4.          Authority.  All officers and agents of the corporation, as between themselves and the corporation, will have such authority and perform such duties in the management of the corporation as may be provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

Sec. 5:5.          Chairman of the Board.  The Chairman of the Board of the corporation will preside at all meetings of the shareholders and the Board of Directors, and will have general and active management of the business and affairs of the corporation, and shall see that all orders and resolutions of the board are carried into effect.  The Chairman of the Board shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

Sec. 5:6.          President.  The President will be the Chief Executive Officer of the corporation; will have general and active management of the business and affairs of the corporation, and the corporation’s day to day business operations; and shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

Sec. 5:7.          Vice President.  The Vice Presidents, in the order of their seniority unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties of the President.  They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

Sec. 5:8.          Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders, shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the executive committee when required.  The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors.  The Secretary shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors or the executive committee, affix the same to any instrument requiring it.  When so affixed, such seal is to be attested by the Secretary’s signature or the signature of the Treasurer or an assistant Secretary.  The Secretary shall perform such other duties and have such other authority and power as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

Sec. 5:9.          Treasurer.  The Treasurer will have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the corporation.  If required by the Board of Directors, the Treasurer shall give the corporation a bond in such form, in such sum, and with such surety or sureties as is satisfactory to the Board for the faithful performance of the duties of the Treasurer’s office and for the restoration to the corporation, in case of the Treasurer’s death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in such person’s possession or under such person’s control belonging to the corporation.  The Treasurer shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

ARTICLE VI

CERTIFICATES OF STOCK

Sec. 6:1.          Certificates.  Every owner of shares of the Corporation shall be entitled to have a certificate certifying the number of shares owned by such owner in the Corporation and designating the class of shares to which such shares belong, which shall otherwise be in such form, in conformity to law, as the Board of Directors shall prescribe.  Each certificate representing shares shall state upon the face thereof:  (a) that the Corporation is organized under the laws of the State of Texas; (b) the name of the person to whom issued; (c) the number and class of shares and the designation of the series, if any, which such certificate represents; and (d) the par value of each share represented by such certificate or a statement that the shares are without par value.  Each certificate shall be signed by such officer or officers as the Board of Directors may prescribe, or, if not so prescribed, by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation.  Any or all of the signatures on the certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate has ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer on the date of its issuance.  However, notwithstanding what is stated above, the Board of Directors may authorize the issuance of some or all of any or all classes or series of shares of the Corporation without certificates in conformity with the applicable requirements of the Texas Business Corporation Act.  No authorization of uncertificated shares shall affect previously issued and outstanding shares represented by certificates until such certificates have been surrendered to the Corporation.  Upon request, every holder of uncertificated shares shall be entitled to receive a certificate.

Sec. 6:2.          Issuance.  Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may from time to time determine.  Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

Sec. 6:3.          Payment for Shares.  The consideration paid for the issuance of shares is to consist of money paid, labor done (including services actually performed for the corporation), or property (tangible or intangible) actually received.  Neither promissory notes nor the promise of future services may constitute payment or part payment for shares of the corporation.  In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares will be conclusive.  When such consideration has been paid to the corporation, the shares will be deemed to have been issued, the shareholder entitled to receive such issue will be a shareholder with respect to such shares, and the shares will be considered fully paid and nonassessable.  The consideration received for shares will be allocated by the Board of Directors in accordance with law between stated capital and capital surplus accounts.

Sec. 6:4.          Pre-Emptive Rights.  No shareholder or other person may have any preemptive rights whatsoever to acquire additional, unissued, or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares, or any other securities or property whatsoever.

Sec. 6:5.          Lien.  For any indebtedness of a shareholder to the corporation, the corporation will have a first and prior lien on all shares of its stock owned by such shareholder and on all dividends or other distributions declared thereon.

Sec. 6:6.          Lost, Stolen, or Destroyed Certificates.  The corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate: (A) makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken; (B) requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (C) gives a bond in such form, and with such surety or sureties, with fixed or open penalty as the corporation may direct, to indemnify the corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and (D) satisfies any other reasonable requirements imposed by the corporation. When a certificate has been lost, apparently destroyed, or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after such holder has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

Sec. 6:7.          Registered Owner.  Prior to due presentment for registration of transfer of a certificate for shares, the corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices, and otherwise to exercise all the rights and powers of a shareholder.

Sec. 6:8.          Transfer of Shares.  Transfers of shares of the Corporation shall be made only on the books of the  Corporation, if such shares are certificated, by the surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or upon proper instructions from the holder of uncertificated shares, in each case, with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

ARTICLE VII

EXECUTIVE COMMITTEE

Sec. 7:1.          Designation; Authority; Responsibility.  The Board of Directors may, by resolution adopted by a majority of the full Board of Directors fixed by the Bylaws, designate from among its members an executive committee and one or more other committees, each of which shall be comprised of one or more members and, to the extent provided in such resolution will have and may exercise all of the authority of the Board of Directors, except that no such committee may have the authority of the Board of Directors to amend the Articles of Incorporation, approve a plan of merger or consolidation, recommend to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommend to the shareholders a voluntary dissolution of the corporation or a revocation thereof, amend, alter, or repeal the Bylaws of the corporation or adopt new Bylaws for the corporation, fill vacancies in or remove members of the Board of Directors of any such committee, fix the compensation of any member of such committee, or alter or repeal any resolution of the Board of Directors which by its terms provides that it is not so amendable or repealable; and, unless such resolution, the Articles of Incorporation, or these Bylaws of the Corporation expressly so provide, no such committee may declare a dividend or authorize the issuance of shares of the corporation.  The designation of such committee and the delegation thereto of authority will not operate to relieve the Board of Directors or any member thereof of any responsibility imposed by law.

Sec. 7:2.          Procedure; Removal; Vacancies.  The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.  The minutes of the proceedings of the executive committee are to be placed in the minute book of the corporation.  Any member of the executive committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.  A vacancy occurring in the executive committee (by death, resignation, removal, or otherwise) may be filled by the Board of Directors in the manner provided above for original designation.

Sec. 7:3.          Meetings; Quorum; Majority Vote.  The time, place, and notice (if any) of executive committee meetings shall be determined by the executive committee.  At meetings of the executive committee, a majority of the number of members designated by the Board of Directors will constitute a quorum for the transaction of business.  The act of a majority of the members present at any meeting at which a quorum is present will be the act of the executive committee except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.  If a quorum is not present at a meeting of the executive committee, the members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Sec. 7:4.          Action Without Meeting.  Any action required or permitted to be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the executive committee.  Any such signed consent, or a signed copy thereof, is to be placed in the minute book of the corporation. Further, but subject to the provisions required or permitted for notice of meetings, the members of the executive committee may participate in and hold a meeting of such members of the executive committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision will constitute presence in person at such meeting except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Sec. 8:1.          Notice.  Whenever by statute, the Articles of Incorporation, or these Bylaws notice is required to be given to a director or shareholder, and no provision is made as to how the notice is to be given, it is not to be construed to mean personal notice, but any notice may be given (A) in writing, by mail, sufficient postage prepaid, addressed to the director or shareholder at the address appearing on the books of the corporation, or (B) in any other method permitted by law.  Any notice required or permitted to be given by mail will be deemed given at the time when the same is deposited in the United States mail.  Whenever any notice is required to be given to a shareholder or director of the corporation under the provisions of the Texas Business Corporation Act or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, will be equivalent to the giving of such notice.

Sec. 8:2.          Tax Year and Seal.  The tax year of the corporation is to be fixed by resolution of the Board of Directors.  The corporate seal (of which there may be one or more exemplars) will contain the name of the corporation and the name of the state of incorporation.  The seal may be used by impressing it or reproducing a facsimile of it or otherwise.

Sec. 8:3.          Checks and Notes; Books and Records.  All checks or demands for money and notes of the corporation are to be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.  The corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders giving the names and addresses of all shareholders and the number and class of the shares held by each.  Any books, records, and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Sec. 8:4.          Resignation.  Any director, officer, or agent may resign by giving written notice to the President or the Secretary.  Any such resignation will become effective at the time specified therein or immediately if no time is specified therein.  Unless otherwise so specified, the acceptance of such resignation will not be necessary to make it effective.

Sec. 8:5.          Interested Directors, Officers, and Shareholders.

(A)         If paragraph (B) below is satisfied, no contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the corporation’s directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose.

(B)          Paragraph (A) above will apply only if:

(1)           The contract or transaction is fair to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee of the board, or the shareholders; or

(2)           The material facts as to the relationship or interest of the director or officer and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(3)           The material facts as to the relationship or interest of the director or officer and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders.

(C)          For purposes of paragraphs (A) and (B) above, common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Sec. 8:6.          Indemnification.

(A)         The corporation shall indemnify, to the extent provided in the following paragraphs, any person who is or was a director, officer, agent, or employee of the corporation and any person who serves or served at the corporation’s request as a director, officer, agent, employee, partner, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise.  In the event the provisions of indemnification set forth below are more restrictive than the provisions of indemnification allowed by Article 2.02-1 of the Texas Business Corporation Act, then such persons named above shall be indemnified to the full extent Permitted by Article 2.02-1 of the Texas Business Corporation Act as it may exist from time to time.

(B)           In case of a suit by or in the right of the corporation against a person named in paragraph (A) above by reason of such person’s holding a position named in such paragraph (A), hereafter referred to as a derivative suit, the corporation shall indemnify such person for reasonable expenses actually incurred by such person in connection with the defense or settlement of the suit, but only if such person satisfies the standard in paragraph (D) to follow.

(C)           In case of a threatened or pending suit, action, or proceeding (whether civil, criminal, administrative, or investigative), other than a derivative suit, hereafter referred to as a non-derivative suit, against a person named in paragraph  (A) above by reason of such person’s holding a position named in such paragraph (A), the corporation shall indemnify such person if such person satisfies the standard contained in paragraph (D), for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the non-derivative suit as expenses (including court costs and attorneys’ fees), amounts paid in settlement, judgments, and fines.

(D)          Whether in the nature of a derivative suit or non-derivative suit, a person named in Paragraph (A) above will be indemnified only if it is determined in accordance with Paragraph (E) above that such person:

(1)           acted in good faith in the transaction which is the subject of the suit; and

(2)           reasonably believed:

(a)           if acting in his official capacity as director, officer, agent or employee of the corporation, that his conduct was in the best interests of the corporation; and

(b)           in all other cases, that his conduct was not opposed to the best interests of the corporation.

(3)           in the case of any criminal proceeding had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that such person failed to satisfy the standard contained in this paragraph.

(E)           A determination that the standard Paragraph (D) above has been satisfied must be made:

(l)            by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; or

(2)           if such quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding; or

(3)           by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraphs (1) or (2) above, or, if such quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

(4)           by the shareholders in a vote that excludes the vote of directors who are named defendants or respondents in the proceeding.

(F)           Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by subparagraph (E)(3) above for the selection of special legal counsel.

(G)           The corporation may reimburse or pay in advance any reasonable expenses (including court costs and attorneys’ fees) which may become subject to indemnification under paragraphs (A) through (F) above, but only in accordance with the provisions as stated in paragraph (E) above, and only after the person to receive the payment (i) signs a written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification under paragraph (D), and (ii) undertakes in writing to repay such advances unless it is ultimately determined that such person is entitled to indemnification by the corporation.  The written undertaking required by this paragraph must be an unlimited general obligation of the director but need not be secured.  It may be accepted without reference to financial ability to make repayment.

(H)          The indemnification provided by paragraphs (A) through (F) above will not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

(I)            The indemnification and advance payment provided by paragraphs (A) through (G) above will continue as to a person who has ceased to hold a position named in paragraph (A) above and will inure to such person’s heirs, executors, and administrators.

(J)            The corporation may purchase and maintain insurance on behalf of any person who holds or has held any position named in paragraph (A) above against any liability incurred by such person in any such position, or arising out of such person’s status as such, whether or not the corporation would have power to indemnify such person against such liability under paragraphs (A) through (G) above.

(K)          Indemnification payments and advance payments made under paragraphs (A) through (J) above are to be reported in writing to the shareholders of the corporation at the next notice or waiver of notice of annual meeting, or within twelve months, whichever is sooner.

Sec. 8:7.          Dividends and Reserves.  Subject to statute and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the corporation. The declaration and payment will be at the discretion of the Board of Directors.  By resolution the Board of Directors may create such reserve or reserves out of the earned surplus of the corporation as the directors from time to time in their discretion think proper to provide for contingencies, to equalize dividends, to repair or maintain any property of the corporation, or for any other purpose they believe to be beneficial to the corporation.  The directors may modify or abolish any such reserve in the manner in which it was created.

Sec. 8:8.          Purchase Own Shares.  The corporation may, directly or indirectly, purchase its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

Sec. 8:9.          Annual Statement.  At least ten days before each annual meeting, the Board of Directors shall mail to each shareholder of record a full and clear statement of the business and condition of the corporation including a reasonably detailed balance sheet, income statement, and surplus statement, all prepared in conformity with generally accepted accounting principles applied on a consistent basis.

Sec. 8:10.        Construction.  Whenever the context so requires, the masculine will include the feminine and neuter, and the singular will include the plural, and conversely.  If any portion of these Bylaws is determined invalid or inoperative, then, so far as is reasonable and possible, the remainder of these Bylaws is to be considered valid and operative, and effect is to be given to the intent manifested by the portion held invalid or inoperative.  The table of contents and headings used in these Bylaws have been inserted for convenience only and do not constitute matters to be construed in interpretation.

Sec. 8:11.        Amendment of Bylaws.  These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting (provided that notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting).  This power is subject to repeal or change by action of the shareholders.

DATED to be effective May 27, 2008.

	/s/	WAYNE A. WHITENER
Wayne A. Whitener, President